Laser Pipeline Company, LP

Financial Statements

September 30, 2010

Laser Pipeline Company, LP

September 30, 2010

INDEPENDENT AUDITORS’ REPORT

To the Partners of Laser Pipeline Company, LP

We have audited the accompanying balance sheets of Laser Pipeline Company, LP (the “Partnership”) as of September 30, 2010 and December 31, 2009 and the related statements of income, changes in partners’ capital and cash flows for the period ended September 30, 2010 and the year ended December 31, 2009.  These financial statements are the responsibility of the Partnership’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laser Pipeline Company, LP as of September 30, 2010 and December 31, 2009 and the results of its operations and its cash flows for the period ended September 30, 2010 and the year then ended December 31, 2009 in conformity with U.S. generally accepted accounting principles.

November 18, 2010

Laser Pipeline Company, LP

Balance Sheets

	September 30,	December 31,
	2010	2009
Assets

Current assets
Cash and cash equivalents	$153,311	$94,330
Accounts receivable - trade	45,977	35,403
Accounts receivable - due from parent	-	653,021

Total current assets	199,288	782,754

Pipeline and other transportation equipment, net of accumulated depreciation and amortization of $308,252 and $243,314 for 2010 and 2009, respectively	996,765	1,054,256

Total assets	$1,196,053	$1,837,010

Liabilities and Partners’ Capital

Current liabilities
Accounts payable and accrued liabilities - trade	$52,855	$10,067
Accounts payable and accrued liabilities - due to parent	572,068	1,390,254

Total current liabilities	624,923	1,400,321

Commitments and contingencies	-	-

Partners’ capital	571,130	436,689

Total liabilities and partners’ capital	$1,196,053	$1,837,010

See notes to financial statements.

Laser Pipeline Company, LP

Statements of Income

	Period from January 1 to September 30, 2010	Year Ended December 31, 2009

Transportation revenues	$217,702	$285,054

Operating expenses
Transportation expenses	16,669	29,669
Depreciation	64,938	86,742
General and administrative	1,654	5,254

Total operating expenses	83,261	121,665

Net income	$134,441	$163,389

See notes to financial statements.

Laser Pipeline Company, LP

Statements of Changes in Partners’ Capital

For the Period Ended September 30, 2010 and the Year Ended December 31, 2009

	General Partner	Limited Partner	Total

Partners’ capital - January 1, 2009	$27	$273,273	$273,300

Net income	16	163,373	163,389

Partners’ capital - December 31, 2009	43	436,646	436,689

Net income	13	134,428	134,441

Partners’ capital - September 30, 2010	$56	$571,074	$571,130

See notes to financial statements.

Laser Pipeline Company, LP

Statements of Cash Flows

	Period from January 1 to September 30, 2010	Year Ended December 31, 2009

Cash flows from operating activities
Net income	$134,441	$163,389
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	64,938	86,742
Changes in operating assets and liabilities
Accounts receivable - trade	(10,574)	7,266
Accounts receivable - due from parent	653,021	(350,000)
Accounts payable and accrued liabilities - trade	42,788	(3,800)
Accounts payable and accrued liabilities - due to parent	(818,186)	-

Net cash provided by (used in) operating activities	66,428	(96,403)

Cash flows from investing activities
Purchase of property and equipment	(7,447)	-

Net cash used in investing activities	(7,447)	-

Net increase (decrease) in cash and cash equivalents	58,981	(96,403)

Cash and cash equivalents - beginning of year	94,330	190,733

Cash and cash equivalents - end of year	$153,311	$94,330

See notes to financial statements.

Laser Pipeline Company, LP

Notes to Financial Statements

September 30, 2010

Note 1  -  Organization and Description of Business

Laser Pipeline Company, LP (the “Partnership”) owns and operates natural gas transportation pipelines primarily in Texas and Missouri. The Partnership was formed March 6, 2006. At September 30, 2010, the Partnership is comprised of Laser Gas Company II, LLC, as General Partner, with a .01% interest and Laser Midstream Energy II, LP as a Limited Partner with a 99.99% interest. During 2006, the Partnership acquired four pipelines through an agreement with Integrated Services, Inc.  All four pipelines operate under a fee-based contract with Tyson Foods, Inc. (“Tyson”) which were also transferred to the Partnership at time of sale. These pipelines and transportation equipment at September 30, 2010 and December 31, 2009, represent 100% of the pipelines assets held by the Partnership.

Note 2  -  Summary of Significant Accounting Policies

Basis of accounting and presentation

The Partnership’s statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Cash and cash equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Revenue and accounts receivable

Transportation revenues are generated under contracts which have a stated fee per unit of throughput volume (Mcf or MMBtu) transported.  Revenue from the transportation of natural gas is recognized at the delivery point.  The agreements stipulate a minimum capacity to be utilized by Tyson until the contracts expire.  Three of the contracts expire during 2013 and one during 2018.

Pipeline

Pipeline and transportation equipment are recorded at cost, net of accumulated depreciation.  Depreciation is recorded using the straight-line method over the estimated useful life of 15 years.

Expenditures for maintenance and repairs are charged to expense as incurred.  When the pipeline is sold or retired, the cost and related accumulated depreciation will be removed from the accounts and any gain or loss reflected in operations.

Laser Pipeline Company, LP

Notes to Financial Statements

September 30, 2010

Note 2  -  Summary of Significant Accounting Policies (Continued)

Impairment of long-lived assets

In accordance with the Financial Accounting Standards Board Accounting Standards Codification, long-lived assets to be held or used by the Partnership are reviewed annually to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

For long-lived assets to be held and used, the Partnership bases its evaluation on impairment indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present.  If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Partnership determines whether impairment has occurred through the use of an undiscounted cash flows analysis of the asset at the lowest level for which identifiable cash flows exist.  If impairment has occurred, the Partnership recognizes a loss for the difference between the carrying amount and the fair value of the asset.  The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, is based on an estimate of discounted cash flows.  As of September 30, 2010, management believes all long-lived assets are fully realizable, thus no impairment has been required.

Income taxes

                 The Partnership does not pay Federal income tax on its taxable income.  Instead, the partners are liable for Federal income tax on their respective shares of the Partnership’s taxable income reported on their Federal income tax returns.

                 The Partnership is subject to income tax imposed by the State of Texas.  The tax is a 1% tax that is levied on taxable margin.  Taxable margin is defined as total revenue less deductions for cost of goods sold or compensation and benefits in which the total calculated taxable margin cannot exceed 70% of total revenue. During 2010 and 2009, the Partnership paid no state tax because it did not meet the minimum revenue thresholds.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Laser Pipeline Company, LP

Notes to Financial Statements

September 30, 2010

Note 3  -  Property, Plant, and Equipment

Property, plant and equipment consisted of the following at:

	September 30,	December 31,
	2010	2009

Pipeline and other transportation equipment	$1,305,017	$1,297,570

Less accumulated depreciation	(308,252)	(243,314)

Total property and equipment, net	$996,765	$1,054,256

Note 4  -  Concentrations of Revenue

During the period ended September 30, 2010 and the year ended December 31, 2009, one customer accounted for 100% of the Partnership’s revenues. The amounts due from this customer for these periods were $45,977 and $35,403, respectively. The Partnership has not had any significant credit losses in the past and believes its accounts are fully collectable.

Note 5  -  Subsequent Events

On October 18, 2010, the Partnership completed the sale of its pipeline assets to Gateway Energy Corporation, a publicly traded company. Gateway acquired the assets for consideration consisting of $1,100,000 in cash.

Management has evaluated subsequent events as of November 18, 2010, which was the date the financial statements were available to be issued, and has determined that other than the aforementioned sale of the pipeline assets, there are no subsequent events to disclose.